EXHIBIT 24
LIMITED POWER OF ATTORNEY
     Each of the undersigned directors of Corn Products International, Inc. hereby constitutes and appoints Mary Ann Hynes and Cheryl K. Beebe, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments thereto, with respect to the registration under the Securities Act of securities and obligations of Corn Products International, Inc. with respect to the Corn Products International, Inc. Deferred Compensation Plan for Outside Directors and the Corn Products International, Inc. Supplemental Executive Retirement Plan and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, whether filed prior or subsequent to the time such registration statement becomes effective, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 5th day of June 2007.

/s/ Richard J. Almeida	/s/ Luis Aranguren - Trellez

Richard J. Almeida	Luis Aranguren - Trellez

/s/ Guenther E. Greiner	/s/ Paul Hanrahan

Guenther E. Greiner	Paul Hanrahan

/s/ Karen L. Hendricks	/s/ Bernard H. Kastory

Karen L. Hendricks	Bernard H. Kastory

/s/ Gregory B. Kenny	/s/ Barbara A. Klein

Gregory B. Kenny	Barbara A. Klein

/s/ William S. Norman	/s/ James M. Ringler

William S. Norman	James M. Ringler